UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 August 27, 2018

Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity: 0001554776
COMM 2012-CCRE2 Mortgage Trust

(Exact name of issuing entity)

Central Index Key Number of the sponsor: 0001558761
Cantor Commercial Real Estate Lending, L.P.

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0001541294
German American Capital Corporation

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0001541468
Ladder Capital Finance LLC

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the registrant: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-172143-05	38-3880121 38-3880122 38-7047685
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation of registrant)	File Number of issuing entity)	Identification Numbers)

c/o Wells Fargo Bank, N.A.

as Certificate Administrator

9062 Old Annapolis Road

Columbia, MD 21045

(Address of principal executive offices of registrant)

(410) 884-2000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02. Change of Servicer or Trustee.

Pursuant to Section 3.22 of the Pooling and Servicing Agreement, dated as of August 1, 2012 (the “COMM 2012-CCRE2 PSA”), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Master Servicer (“Wells Fargo”), Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer (“Midland”), U.S. Bank National Association, as Trustee, Wells Fargo, as Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, the Directing Holder has the right, at any time prior to the occurrence and continuance of a Control Termination Event (or if a Control Termination Event has occurred but is no longer continuing), to terminate the existing special servicer, with or without cause, and to appoint a successor special servicer under the COMM 2012-CCRE2 PSA.

The Värde Mortgage Fund II (Master), L.P., as the current Directing Holder terminated Midland, as special servicer under the COMM 2012-CCRE2 PSA and appointed Trimont Real Estate Advisors, LLC (“Trimont”) as the successor special servicer under the COMM 2012-CCRE2 PSA, effective as of August 27, 2018.  Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the COMM 2012-CCRE2 PSA.

Effective as of August 27, 2018, the mortgage loans securitized in the COMM 2012-CCRE2 Mortgage Trust transaction will be specially serviced, if necessary, pursuant to the COMM 2012-CCRE2 PSA by Trimont.

The Special Servicer

Trimont will act as the special servicer (the “Special Servicer”) pursuant to the terms of the COMM 2012-CCRE2 PSA and, in such capacity, will be responsible for the servicing and administration of the Specially Serviced Loans and Serviced REO Properties (as defined in the COMM 2012-CCRE2 PSA), and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans (as defined in the COMM 2012-CCRE2 PSA), pursuant to the COMM 2012-CCRE2 PSA.  Trimont’s principal special servicing office is located at One Alliance Center, 3500 Lenox Road NE, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Seal Beach, California, New York, New York, Dallas, Texas, Hoevelaken, The Netherlands and London, England.

Trimont is a provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P Global Ratings as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong), and Primary Commercial Servicer (Above Average), and by Fitch, Inc. as a Primary Servicer (CPS2+) and Special Servicer (CSS2).  Kroll Bond Rating Agency, Inc. reviewed Trimont in July 2018 and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a primary servicer and special servicer.  Trimont has been special servicing commercial and multifamily real estate loans since 1998.

The table below contains information on the size of the portfolio of commercial and multifamily loans in securitizations and other servicing transactions for which Trimont has acted as special servicer:

Calendar Year-End	2015	2016	2017
Approximate amounts in millions.......................	$438	$511	$294

As of June 30, 2018, Trimont was special servicing approximately 152 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $204 million. Trimont has been named special servicer on over 55 securitizations with an aggregate original principal loan balance of over $46 billion. The collateral for these loans has included multifamily, office, retail, hospitality and other income producing properties.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Trimont has developed strategies and procedures for managing delinquent loans, breaches by borrowers of the underlying loan documents and loans subject to borrower bankruptcy filings which are designed to maximize value from the assets for the benefit of certificateholders.  These strategies and procedures vary on a case by case basis and include but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs and borrower negotiation or workout in accordance with the applicable servicing standard. The strategy pursued by Trimont for any particular asset depends upon, among other things, the condition and type of the underlying property, the borrower, and the jurisdiction where the asset is located.

The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Furthermore, Trimont’s disaster recovery plan is reviewed annually. Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the COMM 2012-CCRE2 PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on mortgage pool performance or the performance of the certificates.  Generally, Trimont’s servicing functions under pooling and servicing agreements as special servicer do not include collection on the pool assets, however Trimont does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  Trimont does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securitization pools as to which it acts as special servicer. In certain instances Trimont may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.  Trimont occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market.  Trimont has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Trimont in other commercial mortgage-backed securitization pools generally, for which Trimont has developed processes and procedures which materially differ from the processes and procedures employed by Trimont in connection with its special servicing of commercial mortgage-backed securitization pools generally.

In its capacity as the special servicer, Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Trimont may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that Trimont has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard (as defined in the COMM 2012-CCRE2 PSA).

From time to time Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the COMM 2012-CCRE2 PSA.  There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Trimont or of which any of its property is the subject, which are material to Certificateholders.

Trimont is affiliated with The Värde Mortgage Fund II (Master), L.P., the current Controlling Class Representative under the COMM 2012-CCRE2 PSA.

Trimont as the Special Servicer under the COMM 2012-CCRE2 PSA may enter into one or more arrangements with the Directing Holder under the COMM 2012-CCRE2 PSA or any other person who has the right to remove, or vote to remove, the Special Servicer under the COMM 2012-CCRE2 PSA, to provide for a discount and/or revenue sharing with respect to certain Special Servicer compensation. The Directing Holder, a Controlling Class Certificateholder and/or other persons or Certificateholders (each as defined in the COMM 2012-CCRE2 PSA) who have the right to remove, or vote to remove, the Special Servicer under the COMM 2012-CCRE2 PSA may further consider any such economic arrangements with that Special Servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of any Certificateholder.

Trimont is not an affiliate of the depositor, any mortgage loan seller, any sponsor, the issuing entity, the master servicer, the trustee, the certificate administrator, any originator, any significant obligor (within the meaning of Item 1110 of Regulation AB), or the operating advisor, with respect to the CCRE2 transaction.

The information set forth above under this heading “The Special Servicer” has been provided by Trimont.

A description of additional material terms of the COMM 2012-CCRE2 PSA regarding the role of the special servicer, including limitations on the special servicer's liability under the COMM 2012-CCRE2 PSA and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement filed by COMM 2012-CCRE2 Mortgage Trust on August 21, 2012 and filed with the Securities and Exchange Commission (SEC File Number 333-172143-05).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION RE
(Registrant)
Date: August 29, 2018
	By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

	By:	/s/ Robert Christopher Jones
Name: Robert Christopher Jones
Title: Director